Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 39% OPERATING INCOME INCREASE

SEATTLE, WASHINGTON – February 14, 2006, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $80,477,000 for the fourth quarter of 2005, compared with $43,563,000 for the same quarter of 2004, an increase of 85%.  Net revenues for the fourth quarter of 2005 increased 23% to $296,341,000 as compared with $241,160,000 reported for the fourth quarter of 2004.  Total revenues and operating income were $1,102,176,000 and $92,848,000 in 2005 compared with $934,795,000 and $66,571,000 for the same quarter of 2004, increases of 18% and 39%, respectively.  Diluted net earnings per share for the fourth quarter were $.72 as compared with $.39 for the same quarter in 2004, an increase of 85%.  The company also reported that same store net revenues and operating income increased 22% and 39%, respectively, for the fourth quarter of 2005 when compared with 2004.  As previously discussed in an 8-K dated January 31, 2006, the fourth quarter and full year results for 2005 include a $21,680,000 tax benefit ($.19 per share) as a result of a one-time election under section 965 of the Internal Revenue Code.

For the year ended December 31, 2005, net earnings rose to $218,634,000 from $156,126,000 in 2004, an increase of 40%. Net revenues for the year increased to $1,059,609,000 from $906,237,000 for 2004, up 17%. Total revenues and operating income for the year were $3,901,781,000 and $304,510,000 in 2005 compared with $3,317,499,000 and $241,045,000 for the same period in 2004, increases of 18% and 26%, respectively.  Diluted net earnings per share for the year 2005 were $1.96 as compared with $1.41 for the same period of 2004, an increase of 39%. Same store net revenues and operating income increased 16% and 26%, respectively, for the year ended December 31, 2005, when compared with the same period of 2004.

“This quarter has to be viewed as a fitting end to what was an outstanding year,” said Peter J. Rose, Chairman and Chief Executive Officer. “Our operating income was 27.6% of net revenue during the fourth quarter of 2004, but this expanded to an amazing 31.3% in 2005 as we were able to handle a significant increase in freight without having to add a commensurate amount of expense.  This positive leverage was a result of our ongoing process and productivity initiatives.  By every measure, our people did a superb job executing in what was really a very difficult environment: simply put, there was just a bunch of freight out there,” continued Rose.

“Air freight volumes were strong during the fourth quarter and ocean freight, which was a little subdued in November 2005 compared with October, came through very strong in December,” Rose said.  “We think that a 39% operating income increase off of our already sizeable base is extremely indicative of just how well we executed during the busiest time of the year. We just finished recording our second straight one billion dollar quarter and this put us over the top to enjoy our first year with over one billion dollars in net revenue.  More than empty talk, these are real measures of progress,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington.  The company employs trained professionals in 166 full-service offices, 55 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

4th Quarter 2005 Earnings Release

February 14, 2006

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Year ended

December 31, 2005 and 2004

Unaudited

(in 000’s of US dollars except share data)

	Three months ended December 31			Year ended December 31
	2005	2004	% Inc.	2005	2004	% Inc.
Revenues	$1,102,176	$934,795	18%	$3,901,781	$3,317,499	18%
Net revenues	$296,341	$241,160	23%	$1,059,609	$906,237	17%
Operating income	$92,848	$66,571	39%	$304,510	$241,045	26%
Net earnings	$80,477	$43,563	85%	$218,634	$156,126	40%
Diluted earnings per share	$.72	$.39	85%	$1.96	$1.41	39%
Basic earnings per share	$.75	$.41	83%	$2.05	$1.47	39%
Diluted weighted average shares outstanding	112,058,464	112,048,586		111,633,606	110,817,999
Basic weighted average shares outstanding	106,735,970	106,598,077		106,777,551	106,384,151

Offices Opened during the 4th Quarter of 2005

EUROPE	LATIN AMERICA
Zurich, Switzerland*	Lima, Peru*

*Full-service offices.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on February 15, 2006 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about February 22, 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$463,894	$408,983
Short-term investments	123	109
Accounts receivable, net	709,331	614,044
Deferred Federal and state income taxes	7,208	—
Other current assets	21,405	22,724
Total current assets	1,201,961	1,045,860

Property and equipment, net	333,787	287,379
Goodwill, net	7,774	7,774
Other intangibles, net	8,997	10,839
Other assets	13,525	12,201

	$1,566,044	$1,364,053
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	2,250
Accounts payable	479,546	410,251
Accrued expenses, primarily salaries and related costs	103,674	84,778
Deferred Federal and state income taxes	—	6,369
Federal, state and foreign income taxes	29,281	20,668
Total current liabilities	$612,501	$524,316

Deferred Federal and state income taxes	$25,939	$24,861

Minority interest	$13,883	$7,472

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 106,613,521 shares at December 31, 2005 and 106,643,953 shares at December 31, 2004	1,066	1,066
Additional paid-in capital	19,729	44,678
Retained earnings	895,565	749,974
Accumulated other comprehensive income	(2,639)	11,686
Total shareholders’ equity	913,721	807,404

	$1,566,044	$1,364,053

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Airfreight	$554,617	$453,650	$1,827,009	$1,553,881
Ocean freight and ocean services	356,144	319,912	1,374,197	1,178,975
Customs brokerage and other services	191,415	161,233	700,575	584,643

Total revenues	1,102,176	934,795	3,901,781	3,317,499

Operating expenses:
Airfreight consolidation	442,771	360,857	1,435,236	1,204,932
Ocean freight consolidation	284,322	264,990	1,113,936	968,008
Customs brokerage and other services	78,742	67,788	293,000	238,322
Salaries and related costs	152,706	125,648	557,730	479,364
Rent and occupancy costs	13,227	13,543	54,425	51,620
Depreciation and amortization	8,106	7,145	30,888	26,703
Selling and promotion	8,167	7,860	29,892	28,248
Other	21,287	20,393	82,164	79,257
Total operating expenses	1,009,328	868,224	3,597,271	3,076,454

Operating income	92,848	66,571	304,510	241,045

Interest expense	(51)	(8)	(313)	(42)
Interest income	3,512	1,967	11,415	5,667
Other, net	1,117	585	4,542	2,910

Other income, net	4,578	2,544	15,644	8,535

Earnings before income taxes and minority interest	97,426	69,115	320,154	249,580

Income tax expense	14,495	24,195	94,624	88,415

Net earnings before minority interest	82,931	44,920	225,530	161,165

Minority interest	(2,454)	(1,357)	(6,896)	(5,039)

Net earnings	$80,477	$43,563	$218,634	$156,126

Diluted earnings per share	$0.72	$0.39	$1.96	$1.41

Basic earnings per share	$0.75	$0.41	$2.05	$1.47

Weighted average diluted shares outstanding	112,058,464	112,048,586	111,633,606	110,817,999

Weighted average basic shares outstanding	106,735,970	106,598,077	106,777,551	106,384,151

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating Activities:
Net earnings	$80,477	$43,563	$218,634	$156,126
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	889	48	1,313	2,355
Deferred income tax expense (benefit)	(17,024)	1,476	(4,779)	19,511
Tax benefits from employee stock plans	7,898	4,822	19,705	19,459
Depreciation and amortization	8,106	7,145	30,888	26,703
Loss (gain) on sale of property and equipment	(41)	47	(897)	(19)
Impairment write down of other assets	—	—	—	2,000
Other	(2,178)	798	(1,110)	3,206
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	3,869	(2,804)	(95,015)	(150,213)
Decrease (increase) in other current assets	(6,100)	4,498	1,169	(4,476)
Increase in minority interest	2,244	1,353	6,001	4,103
Increase (decrease) in accounts payable and other current liabilities	5,834	(10,786)	103,639	113,904

Net cash provided by operating activities	83,974	50,160	279,548	192,659

Investing Activities:
Decrease in short-term investments	(25)	(31)	(12)	(23)
Purchase of property and equipment	(24,622)	(16,719)	(90,781)	(66,244)
Proceeds from sale of property and equipment	97	125	1,428	565
Other	(140)	495	(1,402)	722

Net cash used in investing activities	(24,690)	(16,130)	(90,767)	(64,980)

Financing Activities:
Borrowings (repayments) of short-term debt, net	36	2,073	(2,057)	1,863
Proceeds from issuance of common stock	8,982	2,543	41,210	28,983
Repurchases of common stock	(46,686)	(2,472)	(126,852)	(29,240)
Dividends Paid	(16,000)	(11,726)	(32,055)	(23,368)

Net cash used in financing activities	(53,668)	(9,582)	(119,754)	(21,762)

Effect of exchange rate changes on cash	(3,165)	6,914	(14,116)	7,234

Increase in cash and cash equivalents	2,451	31,362	54,911	113,151

Cash and cash equivalents at beginning of period	461,443	377,621	408,983	295,832

Cash and cash equivalents at end of period	463,894	408,983	463,894	408,983

Interest and taxes paid:
Interest	13	4	253	41
Income tax	23,319	9,740	62,176	43,946

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other			Australia/	Latin	Middle
	States	N. America	Asia	Europe	New Zealand	America	East	Eliminations	Consolidated
Three months ended December 31, 2005

Revenues from unaffiliated customers	$212,920	29,401	646,221	140,857	12,377	15,811	44,589		1,102,176
Transfers between geographic areas	$26,839	1,694	3,921	7,557	1,781	1,979	2,450	(46,221)	—
Total revenues	$239,759	31,095	650,142	148,414	14,158	17,790	47,039	(46,221)	1,102,176

Net revenues	$121,269	14,592	85,148	47,507	8,807	7,134	11,884		296,341
Operating income	$19,542	5,280	47,334	11,639	2,751	2,175	4,127		92,848
Identifiable assets at quarter end	$805,273	51,312	322,391	294,555	21,681	26,639	47,009	(2,816)	1,566,044
Capital expenditures	$21,898	166	457	1,102	412	408	179		24,622
Depreciation and amortization	$3,980	378	1,181	1,566	313	339	349		8,106
Equity	$1,004,726	18,057	206,090	76,625	11,218	10,998	22,705	(436,698)	913,721

Three months ended December 31, 2004

Revenues from unaffiliated customers	$172,871	21,773	536,892	137,994	12,050	13,322	39,893		934,795
Transfers between geographic areas	$19,159	1,274	2,909	5,823	1,463	1,520	1,778	(33,926)	—
Total revenues	$192,030	23,047	539,801	143,817	13,513	14,842	41,671	(33,926)	934,795

Net revenues	$96,756	11,775	63,715	45,800	7,307	5,704	10,103		241,160
Operating income	$14,588	4,572	31,054	9,458	1,814	1,866	3,219		66,571
Identifiable assets at quarter end	$642,930	47,594	279,840	304,701	22,361	21,711	40,667	4,249	1,364,053
Capital expenditures	$3,844	745	2,942	8,269	104	539	276		16,719
Depreciation and amortization	$3,487	334	1,168	1,361	191	239	365		7,145
Equity	$873,767	20,035	205,387	90,053	13,131	6,647	19,049	(420,665)	807,404

Twelve months ended December 31, 2005

Revenues from unaffiliated customers	$762,835	98,369	2,224,313	534,897	48,234	58,976	174,157		3,901,781
Transfers between geographic areas	$87,778	5,588	13,280	24,923	5,920	7,416	8,406	(153,311)	—
Total revenues	$850,613	103,957	2,237,593	559,820	54,154	66,392	182,563	(153,311)	3,901,781

Net revenues	$432,530	50,823	296,925	179,238	30,135	26,772	43,186		1,059,609
Operating income	$88,347	12,330	148,675	32,328	8,116	6,162	8,552		304,510
Identifiable assets at quarter end	$805,273	51,312	322,391	294,555	21,681	26,639	47,009	(2,816)	1,566,044
Capital expenditures	$78,668	882	3,374	4,534	1,084	1,290	949		90,781
Depreciation and amortization	$15,077	1,484	4,759	6,107	830	1,198	1,433		30,888
Equity	$1,004,726	18,057	206,090	76,625	11,218	10,998	22,705	(436,698)	913,721

Twelve months ended December 31, 2004

Revenues from unaffiliated customers	$628,093	77,696	1,880,135	492,651	44,042	52,347	142,535		3,317,499
Transfers between geographic areas	$69,695	4,288	11,096	18,921	5,262	6,188	6,373	(121,823)	—
Total revenues	$697,788	81,984	1,891,231	511,572	49,304	58,535	148,908	(121,823)	3,317,499

Net revenues	$362,961	42,954	252,189	164,132	25,583	21,274	37,144		906,237
Operating income	$63,589	10,828	118,395	29,026	6,242	4,298	8,667		241,045
Identifiable assets at quarter end	$642,930	47,594	279,840	304,701	22,361	21,711	40,667	4,249	1,364,053
Capital expenditures	$34,856	2,150	11,153	13,445	845	1,744	2,051		66,244
Depreciation and amortization	$13,539	1,211	4,044	5,099	665	770	1,375		26,703
Equity	$873,767	20,035	205,387	90,053	13,131	6,647	19,049	(420,665)	807,404

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.